EXHIBIT 99.2

                                TRUST AGREEMENT

                                  CREATING THE


                               ADA E. ROSSIN TRUST



                                 BY AND BETWEEN


ADA E. ROSSIN, of Allegheny County, Pennsylvania (hereinafter referred to as the "Settlor"), party of the first part


                                       AND



The said ADA E. ROSSIN, ROBERT J. LALLY and JOHN CAMPBELL HARMON, also of Allegheny County, Pennsylvania, parties of the second part









                          John Campbell Harmon, Esquire
                         Lovett Bookman Harmon Marks LLP
                         Fifth Avenue Place, Suite 2900
                                120 Fifth Avenue
                              Pittsburgh, PA 15222
                                 (412) 392-2510






00007528
9/16/2003 9:04 AM

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                                TRUST AGREEMENT
                                  CREATING THE
                              ADA E. ROSSIN TRUST
                              -------------------



               MADE September 17, 2003, by and between ADA E. ROSSIN, of Allegheny County, Pennsylvania (hereinafter referred to as the "Settlor"), party of the first part, and the said ADA E. ROSSIN, ROBERT J. LALLY and JOHN CAMPBELL HARMON, also of Allegheny County, Pennsylvania, parties of the second part.

                                   ARTICLE I
                                   ---------
               Purpose and Name; Disposition During Settlor's Life
               ---------------------------------------------------

               Section 1.1. Purpose. The Settlor has transferred, assigned and delivered and by these presents does transfer, assign and deliver to the Trustees the property described in Schedule "A" attached hereto. The Trustees agree to hold such property, together with any additional property which may be received from the Settlor's estate or otherwise, in trust in accordance with the terms and conditions hereinafter set forth.

               Section 1.2. Name. The trust created hereunder shall be known as the ADA E. ROSSIN TRUST, but for convenience it is hereinafter referred to as the "Trust".

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               Section 7.1. Administrative Powers of Trustees.

               (A) Powers. In the administration and management of any trust or fund created under this Agreement and in the


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management,  investment  and  reinvestment  of the  trust  estate  thereof,  the
Trustees  shall have and may exercise  (subject to the  provisions of subsection
(B) of this Section and to any other provision of this Agreement limiting or qualifying in any way any power, authority or discretion of the Trustees) full power, authority and discretion without the necessity of obtaining the order of any court to do all acts, to execute, acknowledge and deliver all writings and to exercise for the benefit of all persons who may be or become beneficiaries under the provisions of this Agreement any and all powers, authorities and discretions given to or vested in such Trustees by the provisions of this Agreement or by law. By way of illustration but not limitation, the Trustees shall have and may exercise the following powers:

               (1) To retain property in the form and character in which the same shall be received, including the securities of any Corporate Trustee;

               (2) To sell, convey, mortgage, lease for any term whatsoever, transfer, exchange and dispose of, either publicly or privately, the whole or any part of the trust estate;

               (3) To grant options for such period as the Trustees shall deem advisable for the sale, conveyance, lease, transfer, exchange or other disposition of the whole or any part of the trust estate and to exercise any option at any time held as part of the trust estate;

               (4) To invest and reinvest the whole or any part of the trust estate in any kind of property, real, personal or mixed, or undivided or part interests therein, including stocks, bonds, notes, securities, minerals and other natural resources,

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limited  partnerships,  common trust funds maintained by any Corporate  Trustee, the securities of any Corporate Trustee, interest-bearing accounts in, or certificates issued by, the banking department of any Corporate Trustee, securities underwritten by syndicates of which any Corporate Trustee is a member but not purchased from such Corporate Trustee and other property of whatsoever character, located in the United States or abroad, all statutory and other limitations as to the investment of trust funds, now or hereafter enacted or in force, being hereby waived and without obligation to diversify the same and without liability for any decline in the value thereof;

               (5) To purchase assets from the Settlor's estate and to make loans to the Settlor's personal representative, all upon such terms and conditions and with or without security as the Trustees shall determine;

               (6) To hold, manage, develop and operate all residential and other real property held as part of the trust estate, to release, partition, vacate or abandon any such property, to make improvements thereto or thereon, to construct, demolish, alter, repair, rebuild, maintain and insure buildings and other improvements on any such property and to use other assets of the trust estate for any of such purposes;

               (7) To compromise and settle claims;

               (8) To carry any property in the name of a nominee, including a clearing corporation, or a depository or in book entry form or unregistered or in such form as will pass by delivery;


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               (9) To vote shares of stock,  in person or by proxy,  in favor of or against  management and shareholder  proposals and to join in or dissent from
and  oppose  the  reorganization,   recapitalization,   consolidation,   merger,
liquidation or sale of corporations or properties, except that the Trustees shall vote the shares of any Corporate Trustee only as directed by the Individual Trustee or, in the event there shall be no Individual Trustee then serving, by an adult beneficiary of income of the trust estate in which such shares are held;

               (10) To employ accountants, agents, attorneys, brokers (including any brokerage operation affiliated with or conducted by any Corporate Trustee), employees, investment counselors and other representatives, (any of whom may but need not be a person, association or corporation acting as, or affiliated with, a Trustee at the particular time) to perform any act of administration (whether or not discretionary), to act without independent investigation upon their recommendations and to determine and pay their compensation and expenses out of the trust estate;

               (11) To employ such one or more investment managers (any of whom may but need not be a person, association or corporation acting as Trustee at the particular time) as from time to time the Trustees shall determine for the proper administration of such trust estate; to delegate to such manager with respect to the whole or a specified part of such trust estate, or to each of two or more such managers with respect to a specified part of such trust estate, complete power, authority and discretion to enter into investment transactions, within the parameters of an investment policy established by the Trustees for such manager, on a day-to-day basis without seeking or



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obtaining  the prior  approval of the  Trustees;  and to  determine  and pay the compensation of all such managers and all other expenses which the Trustees shall determine to incur in connection therewith. In the event of any such delegation, (i) the Trustees shall have no liability of any character whatsoever as a consequence of the acceptance, holding, investment in or retention of any investment made by or at the direction of any such manager, provided that the Trustees shall have exercised reasonable care in the selection of such manager and shall have periodically (not less frequently than semiannually) reviewed reports of the investment activities and performance of such manager, and (ii) the fact that any Trustee may have custody of any property subject to the investment management of any such manager shall not impose upon such Trustee any duty whatsoever to inquire into the propriety of any investment transaction undertaken by such Trustee at the direction of such manager and in the event any claim is asserted against such Trustee arising out of any action taken by or at the direction of such manager, such Trustee shall not, by reason of such Trustee's having custody of such property, be deemed to have any knowledge,
actual  or  constructive,  of  the  suitability  of  the  acceptance,   holding,
investment in or retention of such property as an investment for such Trust;

               (12) To distribute, without the necessity of filing a judicial accounting or obtaining judicial approval, the whole or any part of the trust estate upon the receipt and release of the beneficiary entitled to receive such distribution, in which event the Trustees shall be relieved of all further liability with respect to the property so distributed with like effect as if such distribution had been made pursuant to an order of court;

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               (13) To borrow  money  from any  person  (including  the  banking department of any Corporate Trustee) in such amounts and upon such terms as the Trustees shall determine and to pledge all or any part of the assets of the trust estate to secure such borrowing;

               (14) To permit any beneficiary to occupy any real property forming part of the trust estate without rent or upon such other terms and conditions as the Independent Trustee shall determine;

               (15) In the discretion of the Independent Trustee, to purchase or retain policies of insurance on the life of any beneficiary and to pay the premiums from either income or principal or from loans against the policies, to exercise all rights, elections, options, privileges and other incidents of ownership with respect to such policies, to surrender any such policy for the cash surrender value thereof, to convert any such policy into other forms of insurance and to designate such beneficiary as the Independent Trustee shall determine to be in keeping with the purposes of the trust;

               (16) To invest and reinvest in, and to write and sell, contracts which grant options to buy or sell at a future time securities of corporations;

               (17)  To  organize  or  cause  to  be  organized,   alone  or  in
conjunction with others, one or more associations, corporations, partnerships or
other   organizations;

               (18) To continue any business, incorporated or unincorporated, in which the Settlor may have had an interest at

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the time of death for such  period,  or to  liquidate  the same at such time and upon such terms, as the Trustees may determine, to invest additional sums in any such business, even to the extent that the trust estate may be invested largely or entirely in such business, to act as, or to select other persons including any Trustee, officer of any Corporate Trustee or any beneficiary hereunder to act as, directors, officers or employees of any such business, to pay compensation for so acting without regard to whether the person so acting is a Trustee, an officer of a Corporate Trustee or a beneficiary hereunder, and to make such other arrangements in respect thereof as the Trustees shall determine;

               (19) In the discretion of the Independent Trustee, to divide the trust estate into two or more separate trusts, to allocate to each of such separate trusts a fractional share of such trust estate or specific assets or interests therein and further to separately administer such separate trusts; and

               (20) To make any distribution or division of the trust estate either in cash or in kind, or partly in cash and partly in kind, and to allot different kinds of, or interests in, property to different shares, all as the Independent Trustee shall determine to be equitable to effect such distribution or division.

As used in this subsection, references to the securities of any Corporate Trustee shall be deemed to refer also to the securities of any corporation which has control of, or is affiliated with, such Corporate Trustee.

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               (B) General Limitations.  All powers, authorities and discretions given to or vested in the Trustees by the provisions of this Agreement or by law shall be exercisable by the Trustees only in a fiduciary capacity.




















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                                  ARTICLE VIII
                                  ------------
                           Retained Powers of Settlor;
                           ---------------------------
                        Governing Law; Number and Gender
                        --------------------------------

               Section 8.1. Revocation. The Settlor reserves the right to revoke this Agreement in whole or in part by written notice delivered to the Trustees during the Settlor's life, in which event the Trustees shall deliver to the Settlor or the person designated by the Settlor the property affected by such revocation, together with such written instruments as may be required to give full effect to such revocation. Unless such revocation is expressly made dependent upon an effective change in the beneficiary designation of an insurance policy, employee benefit plan or other contract, it shall become effective upon receipt of such written notice by the Trustees during the Settlor's life and, if the Settlor should die before a change in beneficiary designation shall have become effective, the proceeds







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of any such policy,  plan or contract  received by the Trustees shall be paid to
the  Settlor's  personal   representative  and  the  receipt  of  such  personal
representative shall be a full discharge of the Trustees with respect thereto. If the Settlor changes the designation of the Trustees as beneficiary of any such policy, plan or contract, such change shall have the effect of revoking this Agreement with respect to such policy, plan or contract.

               Section 8.2. Amendment. The Settlor reserves the right to amend this Agreement by a writing signed by the Settlor, delivered to the Trustees during the Settlor's life and accepted in writing by the Trustees.

               Section 8.3. Additional Gifts. The Settlor or some other person may by will or other writing give to the Trustees additional cash, securities or other property which shall become and be a part of the trust estate of the trust or fund to which such gift is made and as such shall be subject to all the provisions of this Agreement relating thereto; provided, however, that the Trustees thereof shall have discretion to accept or reject any such gift.

               Section 8.4. Governing Law. This Agreement and each trust and fund created under this Agreement shall be administered and construed in all respects in accordance with the laws of Pennsylvania.







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               Section 8.5. Number and Gender.  Whenever used in this Agreement, the singular shall include the plural, the plural shall include the singular and the use of any gender shall be applicable to any other gender or to all genders.

                    WITNESS the due execution hereof the day and year first above written.

Signed, sealed and delivered
in the presence of:


/s/ Mary M. Strauss                           /s/    Ada E. Rossin
-------------------------------               ----------------------------(SEAL)
Mary M. Strauss                                      ADA E. ROSSIN
                                                 Settlor and Trustee

/s/ Gloria S. Hickman
-------------------------------
Gloria S. Hickman


/s/ Ralph R. Burchell                         /s/ Robert J. Lally
-------------------------------               ----------------------------(SEAL)
Ralph R. Burchell                             ROBERT J. LALLY

/s/ Nancy L. Ride                             /s/John Campbell Harmon
-------------------------------               ----------------------------(SEAL)
Nancy L. Ride

                                                         Trustees

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